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                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-120306, 333-116246 and 333-114543 on Form S-3; Registration Statement Nos.
333-115976 and 333-105773 on Form S-8; Post-Effective Amendment No. 1 to Registration Statement Nos. 333-33303-99 on Form S-3; Post Effective Amendment No. 1 to Registration Statement Nos. 333-32413-99, 333-49333-99, 333-38188-99,
333-60260-99, 333-98271-99 and 333-101202 on Form S-8; and Post-Effective
Amendment No. 5 to Registration Statement No. 333-11329-99 on Form S-8 of our reports relating to i) the consolidated financial statements of CenterPoint Energy, Inc. and subsidiaries dated March 15, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of a new accounting standard related to conditional asset retirement obligations), ii) the consolidated financial statement schedules dated March 15, 2006, and iii) management's report on the effectiveness of internal control over financial reporting dated March 15, 2006, appearing in this Annual Report on Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Houston, Texas

March 15, 2006